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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 5 to Registration Statement No. 333-35756 of Regeneration Technologies, Inc. on Form S-1 of our report relating to the statements of revenues and direct costs of the predecessor business of Regeneration Technologies, Inc. dated April 17, 2000, appearing in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Tampa, Florida
August 2, 2000